Exhibit 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Nine Months Ended
                                                          September 30,
                                                         1996       1995
Consolidated operations:
  Income before income tax expense and net dividends
    on preferred securities ..........................  $  843     $  823
  Fixed charges deducted from income
    Interest expense .................................     465        506
    Implicit interest in rents .......................      14         14
      Total fixed charges deducted from income .......     479        520
        Earnings available for fixed charges..........  $1,322     $1,343
  Fixed charges per above ............................  $  479     $  520
  Capitalized interest ...............................       9         13
      Total fixed charges ............................     488        533
      Dividends on preferred stock and securities ....      49         15
        Combined fixed charges and preferred
          stock dividends ............................  $  537     $  548
          Ratio of earnings to fixed charges .........    2.71       2.52
          Ratio of earnings to combined fixed charges
            and preferred stock dividends ............    2.46       2.45

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense and net dividends
      on preferred securities ........................  $  843     $  823
    Corporate fixed charges deducted from income -
      corporate interest expense .....................     105        128
      Earnings available for fixed charges ...........  $  948     $  951
    Total corporate fixed charges per above ..........  $  105     $  128
    Capitalized interest related to real estate
      operations .....................................       8         13
      Total corporate fixed charges ..................     113        141
      Dividends on preferred stock and securities ....      49         15
        Combined corporate fixed charges and
          preferred stock dividends ..................  $  162     $  156
          Ratio of earnings to corporate fixed charges    8.39       6.74
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends ................................    5.87       6.09

American General Finance, Inc.:
  Income before income tax expense ...................  $  160     $  255
  Fixed charges deducted from income
    Interest expense .................................     369        386
    Implicit interest in rents .......................       9         10
      Total fixed charges deducted from income .......     378        396
        Earnings available for fixed charges .........  $  538     $  651
          Ratio of earnings to fixed charges .........    1.42       1.65

                                                        Exhibit 12 (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
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                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                          Quarter Ended
                                                          September 30,
                                                         1996       1995
Consolidated operations:
  Income before income tax expense and net dividends
    on preferred securities ..........................  $  292     $  267
  Fixed charges deducted from income
    Interest expense .................................     154        167
    Implicit interest in rents .......................       5          5
      Total fixed charges deducted from income .......     159        172
        Earnings available for fixed charges..........  $  451     $  439
  Fixed charges per above ............................  $  159     $  172
  Capitalized interest ...............................       3          4
      Total fixed charges ............................     162        176
      Dividends on preferred stock and securities ....      17         12
        Combined fixed charges and preferred
          stock dividends ............................  $  179     $  188
          Ratio of earnings to fixed charges .........    2.78       2.48
          Ratio of earnings to combined fixed charges
            and preferred stock dividends ............    2.52       2.33

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense and net dividends
      on preferred securities ........................  $  292     $  267
    Corporate fixed charges deducted from income -
      corporate interest expense .....................      36         39
      Earnings available for fixed charges ...........  $  328     $  306
    Total corporate fixed charges per above ..........  $   36     $   39
    Capitalized interest related to real estate
      operations .....................................       3          4
      Total corporate fixed charges ..................      39         43
      Dividends on preferred stock and securities ....      17         12
        Combined corporate fixed charges and
          preferred stock dividends ..................  $   56     $   55
          Ratio of earnings to corporate fixed charges    8.52       7.04
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends ................................    5.91       5.53

American General Finance, Inc.:
  Income before income tax expense ...................  $   68     $   60
  Fixed charges deducted from income
    Interest expense .................................     122        131
    Implicit interest in rents .......................       3          4
      Total fixed charges deducted from income .......     125        135
        Earnings available for fixed charges .........  $  193     $  195
          Ratio of earnings to fixed charges .........    1.55       1.45
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